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                                                                     EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-00395 and File No. 333-43245) and Forms S-8 (File No. 33-27869, File No. 33-46641, File No. 33-48504, File No.
33-48505, File No. 33-26111 and File No. 33-45107) of Energen Corporation of our report dated October 23, 2001, except as to the subsequent event described in Note 18 which is as of December 5, 2001, relating to the consolidated financial statements and financial statement schedule of Energen Corporation, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Birmingham, Alabama
December 5, 2001


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